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                                                                     Exhibit 5.1

                 [LETTERHEAD OF HOGAN & HARTSON APPEARS HERE]


                                  May 23, 1996


Courtyard II Associates, L.P.
CBM Funding Corporation
10400 Fernwood Road
Bethesda, Maryland  20817

Ladies and Gentlemen:

          We are acting as special counsel to Courtyard II Associates, L.P., a limited partnership organized under the laws of Delaware (the "Company"), and CBM Funding Corporation, a Delaware corporation ("CBM Funding," and together with the Company, the "Issuers"), in connection with their registration statement on Form S-4, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed offering of up to $407,182,129 in aggregate principal amount of Multiclass Mortgage Pass-Through Certificates, Series 1996-1B (the "New Certificates"), in exchange for up to $407,182,129 in aggregate principal amount of outstanding Multiclass Mortgage Pass-Through Certificates, Series 1996-1A (the "Old Certificates"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.   An executed copy of the Registration Statement.

          2. The Certificate of Limited Partnership of the Company, as certified by the Secretary of State of the State of Delaware on May 2, 1996 and as certified by the Secretary of Courtyard II Associates Management Corporation, as managing general partner of the Company, on the date hereof as being complete, accurate and in effect.

          3. The Agreement of Limited Partnership of the Company dated as of December 22, 1996, as certified by the Secretary of Courtyard II Associates Management Corporation, as managing general
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HOGAN & HARTSON L.L.P.

Courtyard II Associates, L.P.
CBM Funding Corporation
May 23, 1996
Page 2


               partner of the Company, on the date hereof as being complete, accurate and in effect.

          4. The Amended and Restated Certificate of Incorporation of CBM Funding, as certified by the Secretary of State of the State of Delaware on May 2, 1996 and as certified by the Secretary of CBM Funding on the date hereof as being complete, accurate and in effect.

          5. The by-laws of CBM Funding, as certified by the Secretary of CBM Funding on the date hereof as being complete, accurate and in effect.

          6. The Certificate of Incorporation of Courtyard II Associates Management Corporation, as certified by the Secretary of State of the State of Delaware on May 2, 1996 and as certified by the Secretary of Courtyard II Associates Management Corporation on the date hereof as being complete, accurate and in effect.

          7. The by-laws of Courtyard II Associates Management Corporation, as certified by the Secretary of Courtyard II Associates Management Corporation on the date hereof as being complete, accurate and in effect.

          8. An executed copy of the Trust and Servicing Agreement dated as of January 1, 1996, among CBM Funding, Bankers Trust Company, as Servicer, and Marine Midland Bank, as Trustee Company ("Trustee"), including the form of New Certificate to be issued pursuant thereto, as filed as Exhibits 4.1 and 4.2 to the Registration Statement (the "Trust and Servicing Agreement").

          9. Certain resolutions of the Board of Directors of Courtyard II Associates Management Corporation, as managing general partner of the Company, and certain resolutions of the Board of Directors of CBM Funding, each adopted on January 23, 1996, as certified by the Secretary of Courtyard II Associates Management Corporation, as managing general partner of the Company, and the Secretary of CBM Funding, respectively, on
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HOGAN & HARTSON L.L.P.

Courtyard II Associates, L.P.
CBM Funding Corporation
May 23, 1996
Page 3

               the date hereof as then being complete, accurate and in effect, relating to the issuance and sale of the New Certificates and arrangements in connection therewith.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware, the Delaware Revised Uniform Limited Partnership Act, as amended, and the contract law of the State of New York (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York). We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

          Upon surrender of the Old Certificates and proper execution, authentication and delivery of New Certificates of like denomination in accordance with the provisions of the Trust and Servicing Agreement, the New Certificates will be validly and legally issued, under the Trust and Servicing Agreement and fully paid and non-assessable.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.
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HOGAN & HARTSON L.L.P.

Courtyard II Associates, L.P.
CBM Funding Corporation
May 23, 1996
Page 4

          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                      Very truly yours,

                                                      /s/ HOGAN & HARTSON L.L.P.

                                                      HOGAN & HARTSON L.L.P.